UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025 (March 7, 2025)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2025, the Board of Directors of Ascent Solar Technologies, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s bylaws. The Amendment makes the following two changes to the bylaws.

First, the Amendment reduces the quorum required for the transaction of business at stockholder meetings from (i) the holders of a majority of the stock issued and outstanding and entitled to vote, to (ii) the holders of one-third of the voting power of the outstanding shares of stock entitled to vote.

The Company has encountered difficulties reaching a quorum in the past due to the size and dispersed nature of the Company’s stockholder base and the decision of many brokerage firms to eliminate discretionary voting even for “routine matters.” Reducing the quorum requirement reduces the risk of failing to achieve the required quorum for any stockholder meetings, which failure would require the Company to adjourn such meetings and therefore cause the Company to incur additional costs, such as additional meeting host costs and proxy solicitation costs, and suffer other potential disruptions to its business and distraction for management.

Second, the Amendment clarifies a current ambiguity in the bylaws regarding the required vote of stockholders needed to approve a matter being submitted to the stockholders for approval.

The current bylaws state that the required vote is the vote of the holders of a majority of “the stock having voting power”, which does not clearly reflect the fact that the Company may have outstanding voting shares which have voting rights other than one vote per one share. For example, each share of the Company’s currently outstanding Series 1C Convertible Preferred Stock is entitled to cast the number of votes equal to the number of whole shares of common stock into which such outstanding share of Series 1C Preferred Stock are then convertible. Holders of Series 1C Preferred Stock generally vote together with the holders of common stock as a single class and on an as-converted to common stock basis.

The Amendment clarifies that the approval standard in such a situation would be the holders of a majority of the “voting power of the shares” present in person or represented by proxy.

A copy of the Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	3.1	Fourth Amendment to Second Amended and Restated Bylaws dated March 7, 2025
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

March 13, 2025	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer